Exhibit 5.2

July 10, 2025

YD Biopharma Limited
12F., No. 3, Xingnan St.,
Nangang Dist.,
Taipei City 115001, Taiwan

Ladies and Gentlemen:

We have acted as counsel to YD Biopharma Limited, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form F-4, (Registration No. 333- 283428), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 30, 2025, as amended and supplemented through the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Merger Agreement and Plan of Reorganization, dated September 24, 2024 filed as Exhibit 2.1 to the Registration Statement (as it may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among (i) YD Bio Limited, a Cayman Islands exempted company (“Pubco”), (ii) Breeze Holdings Acquisition Corp., a Delaware corporation (“Breeze”), (iii) Breeze Merger Sub, Inc., a Delaware corporation and which will be a direct, wholly-owned subsidiary of Pubco (“Breeze Merger Sub”), (iv) BH Biopharma Merger Sub Limited, a Cayman Islands exempted company and a direct wholly-owned subsidiary of Pubco (“Company Merger Sub”), and (v) the Company. Pursuant to the terms of the Merger Agreement, Breeze Merger Sub will merge with and into Breeze with Breeze surviving the merger as a wholly owned subsidiary of Pubco (the “Breeze Merger” and the time that the Breeze Merger becomes effective being referred to as the “Breeze Merger Effective Time”), and Company Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Pubco (the “Company Merger” and together with the Breeze Merger, the “Mergers” and together with the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”). “YD Bio” refers to Pubco after giving effect to the Business Combination.

Immediately prior to the Breeze Effective Time, among other things, each issued and outstanding whole warrant to purchase Common Stock of Breeze will automatically represent the right to purchase one Class A Ordinary Share of YD Bio at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement dated as of November 23, 2025, by and between Continental Stock Transfer & Trust Company and the Breeze.

The Registration Statement relates to the registration of the offer and sale of (i) up to 65,544,824 Class A Ordinary Shares of YD Bio, (ii) 11,500,000 YD Bio warrants (the “Warrants”) issuable in exchange for the issued and outstanding public warrants to purchase Common Stock of Breeze, and (iii) up to 11,500,000 Class A Ordinary Shares of YD Bio (the “Warrant Shares”) issuable upon exercise of the Warrants.

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In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Business Combination Agreement, (ii) the Registration Statement (iii) the form of proposed Second Amended and Restated Memorandum and Articles of Association of YD Bio, to be filed with the Registrar of Companies of the Cayman Islands (the “Amended and Restated Articles”), in the form filed set forth in Annex B to the proxy statement/prospectus included in the Registration Statement (iv) a copy of the Warrant Agreement filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Breeze on November 23, 2020, (v) the written resolutions of the Board of Directors of the YD Bio dated July 5, 2025 relating to, among other matters, approval of the Business Combination Agreement, the issuance of the Merger Consideration Securities, the issuance of the Warrants and the filing of the Registration Statement, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of YD Bio and others. In rendering the opinions set forth below, we have further assumed that (i) the Registration Statement will have become effective under the Securities Act and (ii) the conditions to consummating the transactions contemplated by the Business Combination Agreement will have been satisfied or duly waived and such transactions are consummated.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that upon the Breeze Merger Effective Time, each issued and outstanding Breeze warrant will be a valid and binding obligation of YD Bio, enforceable against YD Bio in accordance with its terms under the laws of the State of New York.

The opinions set forth above are subject to the following qualifications:

A. The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Warrants is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

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B. The foregoing opinions are limited to the laws of the State of New York, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the proxy statement/prospectus contained in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Proxy Statement/Prospectus to be disseminated pursuant to the Registration Statement following the effective date of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ ArentFox Schiff LLP
ArentFox Schiff LLP